UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2016

Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1225 Old Highway 8 NW
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2016, Cardiovascular Systems, Inc. (the “Company”) announced that David L. Martin resigned from his positions as President and Chief Executive Officer of the Company and as a director of the Company, effective February 26, 2016. Mr. Martin had been on medical leave since December 1, 2015.

Scott R. Ward will continue to serve as Interim Chief Executive Officer and President while the Board of Directors searches for a new Chief Executive Officer.

The Company and Mr. Martin have entered into a Separation Agreement (the “Separation Agreement”) pursuant to which the Company will pay Mr. Martin 24 months of salary continuation benefits, based on Mr. Martin’s ending base salary, in the gross amount of $1,260,000. These benefits will be payable monthly for 24 months commencing with the first scheduled payday on or following April 26, 2016. Mr. Martin will also be eligible to receive a pro rata bonus under the Company’s fiscal year 2016 bonus plan, which will be calculated and paid following the close of fiscal year 2016. Mr. Martin will also receive payment from the Company for all accrued but unused paid time off as of February 26, 2016, and, in lieu of COBRA premiums paid by the Company, he and his family members will be eligible for early retiree medical benefits pursuant to the terms and conditions of the Company’s group health plan. Any benefits payable to Mr. Martin under the Company’s Deferred Compensation Plan will be paid pursuant to the terms of such plan.

The Separation Agreement terms also accelerate the vesting of 27,140 shares of time-based restricted stock that would have otherwise vested within the 12 month period following February 26, 2016 and provide for the vesting of up to 112,072 shares of performance-based restricted stock that would have otherwise vested within the 12 month period following February 26, 2016, provided, and only to the extent, if any, that the performance criteria for such shares is met as determined by the Company in or around August or September 2016. Additionally, Mr. Martin’s outstanding vested stock options will remain exercisable through the applicable award expiration date.

Mr. Martin executed a release of claims and will continue to be bound by the terms of any restrictive covenant agreements he had with the Company.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Additionally, on February 29, 2016, the Company issued a press release regarding Mr. Martin’s resignation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Separation Agreement, between Cardiovascular Systems, Inc. and David Martin, dated February 26, 2016.
99.1	Press Release, dated February 29, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 29, 2016

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement, between Cardiovascular Systems, Inc. and David Martin, dated February 26, 2016.
99.1	Press Release, dated February 29, 2016.